                                     II-VI INCORPORATED AND SUBSIDIARIES
                               STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                  Year Ended June 30,
($000'S except per share data)                             1997           1996         1995
-------------------------------------------------------------------------------------------
Net earnings                                            $ 7,111        $ 4,371      $ 2,518
                                                        =======        =======      =======

Common stock                                              6,359          5,842        5,045
Outstanding options                                         255            411          244
                                                        -------        -------      -------
Primary weighted average shares outstanding               6,614          6,253        5,289
                                                        =======        =======      =======

Common stock                                              6,359          5,842        5,045
Outstanding options                                         255            444          402
                                                        -------        -------      -------
Fully diluted weighted average shares outstanding         6,614          6,286        5,447
                                                        =======        =======      =======

Primary earnings per share                              $  1.08        $  0.70      $  0.48
                                                        =======        =======      =======

Fully diluted earnings per share                        $  1.08        $  0.70      $  0.46
                                                        =======        =======      =======

Notes:

The 1995 calculation is adjusted to reflect the two-for-one stock split in fiscal 1996.

The common stock equivalents consist of the shares reserved for issuance under II-VI's stock option plan and deferred under II-VI's deferred compensation, earnings growth, deferred compensation plan for directors and directors' common stock plan.

The fully diluted earnings per share calculations are submitted in accordance with Regulation S-K item
601(b) (11).
